SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event Reported):
                                   May 6, 2002

                             1-800-FLOWERS.COM, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                           Delaware 0-26841 11-3117311
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            (State or Other Jurisdiction of (Commission File Number)
             (I.R.S. Employer Identification Incorporation) Number)

                               1600 Stewart Avenue
                            Westbury, New York 11590
                                 (516) 237-6000
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             (Addresses, including zip code, and telephone numbers,
              including area code, of principal executive offices)


ITEM 5.  OTHER EVENTS.

Terms of the acquisition of The Popcorn Factory by 1-800-FLOWERS.COM ("the Company") include a total purchase price of approximately $12.2 million comprised of $7.3 million to retire The Popcorn Factory's outstanding debt and 353,003 shares of 1-800-FLOWERS.COM's common stock issued to The Popcorn Factory's former shareholders.

Due to the seasonality of The Popcorn Factory's business - in which a majority of its revenues come in the calendar fourth quarter (the Company's fiscal second quarter) - the Company anticipates a reduction of approximately $1 million from its original guidance of $8 million positive EBITDA (earnings before income tax, depreciation and amortization) during its fiscal fourth quarter ending June 30, 2002. The Company anticipates that, during its fiscal 2003 year beginning July 1, 2002, The Popcorn Factory will contribute revenues of approximately $30 million and positive EBITDA of approximately $2.4 million.


















ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

Designation                     Description of Exhibit
99.1                                Press release, dated May 6, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                             1-800-FLOWERS.COM, INC.


DATE:  May 6, 2002                              By: /s/ William E. Shea
                                                    -------------------
                                             William E.Shea
                                             Chief Financial Officer
                                             Senior Vice-President-Finance
                                             and Administration


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                                                           INDEX TO EXHIBITS

       Exhibit          Description

         99.1           Text of press release May 6, 2002